UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 17, 2008

OSAGE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-33224	32-0181888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

239 East Main Street, Pawhuska, Oklahoma	74056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(918) 287-2919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2008, the Registrant and Director Gary Strahan entered into an amendment to his Director Supplemental Income Plan and Split Dollar Agreements to be in conformity under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). On January 18, 2008, the Registrant and Directors Harvey Payne and Mark A. Formby entered into amendments to their Director Supplemental Income Plan and Split Dollar Agreements to be in conformity under Code Section 409A. On January 18, 2008, the Registrant and Officers Mark S. White, Richard Trolinger, Sue Allen Smith and Martha M. Hayes entered into amendments to their Executive Salary Continuation Plan and Split Dollar Agreements to be in conformity under Code Section 409A. For additional information, reference is made to the amendments, which are filed as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:	The following exhibits are furnished with this report.

	10.1	Amendment to Executive Salary Continuation Plan and Split Dollar Agreements with Mark S. White
	10.2	Amendment to Executive Salary Continuation Plan and Split Dollar Agreements with Richard Trolinger
	10.3	Amendment to Executive Salary Continuation Plan and Split Dollar Agreements with Martha M. Hayes
	10.4	Amendment to Executive Salary Continuation Plan and Split Dollar Agreements with Sue Allen Smith
	10.5	Amendment to Director Supplemental Income Plan and Split Dollar Agreements with Mark A. Formby
	10.6	Amendment to Director Supplemental Income Plan and Split Dollar Agreements with Harvey Payne
	10.7	Amendment to Director Supplemental Income Plan and Split Dollar Agreements with Gary Strahan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OSAGE BANCSHARES, INC.
Date: January 29, 2008	By:	/s/ Mark S. White
Mark S. White President and Chief Executive Officer